Exhibit 4.1

OHIO EDISON COMPANY

with

THE BANK OF NEW YORK MELLON,

As Trustee

____________________________

Fourteenth Supplemental Indenture

Providing among other things for

First Mortgage Bonds

8.25% Series of 2008 due 2038
8.25% Series of 2008 due 2018

____________________________

Dated as of October 1, 2008

FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of October 1, 2008, between Ohio Edison Company, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the “Company”), and The Bank of New York Mellon (f/k/a The Bank of New York), a banking corporation organized and existing under the laws of the State of New York, as Trustee under the Indenture hereinafter referred to.

WHEREAS, the Company has heretofore executed and delivered to The Bank of New York Mellon, as Trustee (hereinafter called the “Trustee”), a certain General Mortgage Indenture and Deed of Trust, dated as of January 1, 1998, to secure Bonds of the Company, issued and to be issued in series, from time to time, in the manner and subject to the conditions set forth in the said Indenture, which Indenture as heretofore and hereby supplemented is hereinafter referred to as the “Indenture”;

WHEREAS, the Company desires to modify the Indenture pursuant to Section 14.01(a)(xiv) of the Indenture, so that the words “Mortgage Bonds” in the descriptive title of all Outstanding Bonds shall be changed to “First Mortgage Bonds” as a result of the discharge and release of the 1930 Mortgage as of December 28, 2006;

WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create two new series of Bonds under the Indenture, consisting of (i) $275,000,000 in aggregate principal amount to be designated as “First Mortgage Bonds 8.25% Series of 2008 due 2038” (hereinafter referred to as the “Bonds of Series of 2008 due 2038”), which shall bear interest at the rate per annum set forth in, shall be subject to certain redemption rights and obligations set forth in, and will otherwise be in the form and have the terms and provisions provided for in this Supplemental Indenture and set forth in the form of such bond which shall be substantially in the form included in Exhibit A-1 attached hereto and (ii) $25,000,000 in aggregate principal amount to be designated as “First Mortgage Bonds 8.25% Series of 2008 due 2018” (hereinafter referred to as the “Bonds of Series of 2008 due 2018”), which shall bear interest at the rate per annum set forth in, shall be subject to certain redemption rights and obligations set forth in, and will otherwise be in the form and have the terms and provisions provided for in this Supplemental Indenture and set forth in the form of such bond which shall be substantially in the form included in Exhibit A-2 attached hereto;

WHEREAS, all things necessary to make the Bonds of Series of 2008 due 2038 and the Bonds of Series of 2008 due 2018, when authenticated by the Trustee and issued as in the Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Indenture, have been done and performed, and the creation, execution and delivery of this Supplemental Indenture has in all respects been duly authorized; and

WHEREAS, the Company deems it advisable to enter into this Supplemental Indenture for the purposes of establishing the respective forms, terms and provisions of the Bonds of Series of 2008 due 2038 and the Bonds of Series of 2008 due 2018, as provided and contemplated by Sections 2.01(a) and 3.01(b) of the Indenture, and the Company has requested and hereby requests the Trustee to join in the execution of this Supplemental Indenture.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:That the Company, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar ($1.00) to it duly paid by the Trustee at or before the delivery of these presents and for other valuable considerations, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of, premium, if any, and interest, if any, on all Bonds at any time issued and Outstanding under the Indenture when payable in accordance with the provisions thereof and hereof, and to secure the performance by the Company of, and its compliance with, the covenants and conditions contained in such Bonds and in the Indenture, has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, together with all the appurtenances thereto and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee and to its successors in said trust, and to its and their assigns, forever, all of the Company’s interests in the parcels of land described in Exhibit B attached hereto and made a part hereof.

TO HAVE AND TO HOLD all such properties, rights and interests in property granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed or in which a security interest has been granted by the Company in this Supplemental Indenture or intended or agreed to be so granted, together with all the appurtenances thereto, unto the Trustee and its successors and assigns forever;

SUBJECT, HOWEVER, to Permitted Liens and to Liens which have been granted by the Company to other persons to the date of the execution and delivery of the Indenture and subject also, as to any property hereinafter acquired by the Company, to vendor’s Liens, purchase money mortgages and other Liens thereon at the time of the acquisition thereof (including, but not limited to, the Lien of any Class A Mortgage), it being understood that with respect to any of such property which is now or hereafter becomes subject to the Lien of any Class A Mortgage, the Lien of this Indenture shall at all times be junior and subordinate to the Lien of such Class A Mortgage;

BUT IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture for the equal and proportionate benefit and security of all present and future Holders of the Bonds, and to secure the payment of the principal of premium, if any, and interest, if any, on the Bonds issued and Outstanding under the Indenture when payable in accordance with the provisions thereof and hereof, and to secure the performance by the Company, of, and its compliance with, the covenants and conditions of this Indenture without any preference, priority or distinction of any one Bond over any other Bond by reason of priority in the time of issue or negotiation thereof or otherwise.

NOW, THEREFORE, IT IS HEREBY COVENANTED, DECLARED AND AGREED, by the Company, that all such Bonds of Series of 2008 due 2038 and such Bonds of Series of 2008 due 2018 are to be issued, authenticated and delivered, subject to this Supplemental Indenture and to the further covenants, conditions, uses and trusts in the Indenture set forth, and the parties hereto mutually agree as follows:

SECTION 1.      Effective on and after the date hereof the words “Mortgage Bonds” in the descriptive title of all Outstanding Bonds shall be changed to “First Mortgage Bonds,” pursuant to Section 14.01(a)(xiv) of the Indenture.

SECTION 2.

(a)       Bonds of Series of 2008 due 2038 shall be designated as the Company’s “First Mortgage Bonds 8.25% Series of 2008 due 2038.”  The Bonds of Series of 2008 due 2038 will mature on the date set forth in the form of bond set forth in Exhibit A-1 and, subject to the provisions of said form, shall bear interest from the time hereinafter provided at the rate of 8.25% per annum payable on April 15 and October 15 in each year beginning on April 15, 2009 (each such date hereinafter called a “2038 Interest Payment Date”) on and until maturity, or, in the case of any such Bonds of Series of 2008 due 2038 duly called for redemption, on and until the redemption date, or in the case of any default by the Company in the payment of principal due on any such Bonds of Series of 2008 due 2038, until the Company’s obligation with respect to the payment of the principal shall be discharged as provided in the Indenture.  If the maturity date or any redemption date should fall on a day that is not a Business Day, the principal due on such date shall be paid on the next succeeding Business Day and no interest shall accrue for the intervening period with respect to the payment so deferred.  Principal or redemption price of and interest on Bonds of Series of 2008 due 2038 shall be payable, to the extent specified in said form of bond, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in the City of Akron, Ohio, or in the City of Cleveland, Ohio.

(b)       Bonds of Series of 2008 due 2038 and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A-1, and delivery of Bonds of Series of 2008 due 2038 to the Trustee for authentication shall be conclusive evidence that the multiple thereof and its serial number have been duly approved by the Company.

(c)       Bonds of Series of 2008 due 2038 may be transferred by the registered owners thereof, in person or by attorney duly authorized, at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in the City of Akron, Ohio, or in the City of Cleveland, Ohio, but only in the manner and upon the conditions prescribed in the Indenture and in the form of bond of such series set forth in Exhibit A-1.  The Bond Registrar shall not be required to register the transfer of or to exchange (a) any such Bond of Series of 2008 due 2038 during a period of fifteen (15) days immediately preceding the date of the mailing of the notice of redemption, or (b) any such Bond of Series of 2008 due 2038, selected for redemption in whole or in part, except the unredeemed portion of any such Bond of Series of 2008 due 2038 being redeemed.

(d)       Subject to certain exceptions provided in the Indenture, the interest payable on any 2038 Interest Payment Date shall be paid to the person in whose name a Bond of Series of 2008 due 2038 shall be registered at the close of business on the Regular Record Date (as defined in the Bond of Series of 2008 due 2038) or, in the case of defaulted interest, in the manner and to the person as provided in Section 3.07 of the Indenture.  If any 2038 Interest Payment Date should fall on a day that is not a Business Day, then the interest payment shall be made on the next succeeding Business Day and no interest shall accrue for the intervening period with respect to the payment so deferred.

(e)       Notices and demands to or upon the Company in respect of the Bonds of Series of 2008 due 2038, this Supplemental Indenture and the Indenture may be served at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in the City of Akron, Ohio, or in the City of Cleveland, Ohio.

SECTION 3.

(a)       Bonds of Series of 2008 due 2038 shall be issued initially in the form of one or more permanent global securities in fully registered form without coupons, with the global bond legend set forth on the form of Bonds of Series of 2008 due 2038 (each a “2038 Global Bond”), deposited with, or on behalf of, The Depository Trust Company (the “2038 Depository”) and registered in the name of Cede & Co., as the Depository’s nominee and duly executed by the Company and authenticated by the Trustee as hereinafter provided.  Each such 2038 Global Bond shall be deposited with the Trustee as custodian for the 2038 Depository.

(b)       Members of, or participants in, the 2038 Depository (“2038 Agent Members”) shall have no rights under this Supplemental Indenture or the Indenture with respect to any 2038 Global Bond held on their behalf by the 2038 Depository or by the Trustee as the custodian for the 2038 Depository or under such 2038 Global Bond, and the 2038 Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such 2038 Global Bond for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the 2038 Depository or impair, as between the 2038 Depository and its 2038 Agent Members, the operation of customary practices of such 2038 Depository governing the exercise of the rights of a holder of a beneficial interest in any 2038 Global Bond.

(c)       Except as provided in this Section 3, owners of beneficial interests in 2038 Global Bonds will not be entitled to receive physical delivery of Bonds of Series of 2008 due 2038.

(d)       Neither the Company, the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a 2038 Global Bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(e)       A 2038 Global Bond may not be transferred except by the 2038 Depository to a nominee of the 2038 Depository or by a nominee of the 2038 Depository to the 2038 Depository or another nominee of the 2038 Depository or to a successor 2038 Depository or its nominee.

(f)        Subject to the procedures of the 2038 Depository, a 2038 Global Bond shall be exchangeable for Bonds of Series of 2008 due 2038 registered in the names of persons other than the 2038 Depository or its nominee only if (i) the 2038 Depository notifies the Company that it is unwilling or unable to continue as a 2038 Depository for such 2038 Global Bond and no successor 2038 Depository shall have been appointed by the Company, or if at any time the 2038 Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at a time when the 2038 Depository is required to be so registered to act as such 2038 Depository and no successor 2038 Depository shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such 2038 Global Bond shall be so exchangeable, or (iii) there shall have occurred an event of default with respect to the Bonds of Series of 2008 due 2038.  Any 2038 Global Bond that is exchangeable pursuant to the preceding sentence shall be exchangeable for Bonds of Series of 2008 due 2038 registered in such names as the 2038 Depository shall direct.

SECTION 4.

(a)       The Bonds of Series of 2008 due 2038 are subject to redemption, at the option of the Company prior to maturity in whole or in part at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Bonds of Series of 2008 due 2038 to be redeemed and (2) the sum of the present value of the Remaining Scheduled Payments (as hereinafter defined) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as hereinafter defined) plus 50 basis points, plus, in the case of each of clause (1) and (2), accrued and unpaid interest, if any, to the redemption date. The Bonds of Series of 2008 due 2038 shall not otherwise be subject to redemption by the Company prior to maturity.

(b)       For purposes of this Section 4 and the form of Bond of Series of 2008 due 2038, the following terms shall have the meanings set forth below:

“Comparable Treasury Issue” shall mean the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Bonds of Series of 2008 due 2038 to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Bonds of Series 2008 due 2038.

“Comparable Treasury Price” shall mean with respect to any redemption date (1) the average of five Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” shall mean one of the Reference Treasury Dealers appointed by the Company, as selected by the Company, or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by the Company.

“Reference Treasury Dealer” shall mean (1) each of Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealers selected by the Independent Investment Banker after consultation with the Company.

“Reference Treasury Dealer Quotations” shall mean, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. New York City time, on the third Business Day preceding such redemption date.

“Remaining Scheduled Payments” shall mean, with respect to the Bonds of Series of 2008 due 2038 to be redeemed, the remaining scheduled payments of principal and interest on the Bonds of Series of 2008 due 2038 that would be due after the related redemption date but for such redemption.  If such redemption date is not a 2038 Interest Payment Date with respect to such Bonds of Series of 2008 due 2038, the amount of the next succeeding scheduled interest payment on those Bonds of Series of 2008 due 2038 will be reduced by the amount of interest accrued on such Bonds of Series of 2008 due 2038 to such redemption date.

“Treasury Rate” shall mean, with respect to any redemption date,

•
the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519),” or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or

•
if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

SECTION 5.

(a)       The principal amount of Bonds of Series of 2008 due 2038 which may be authenticated and delivered hereunder is limited to the aggregate principal amount of Two Hundred and Seventy Five Million Dollars ($275,000,000).

(b)       Bonds of Series of 2008 due 2038 in the aggregate principal amount of Two Hundred and Seventy Five Million Dollars ($275,000,000) may at any time subsequent to the execution hereof be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the recording hereof) upon the basis of property additions issued and delivered to the Trustee for such purpose, pursuant to a Company Order referred to in Section 4.01 of the Indenture and upon receipt by the Trustee of the opinions and other documents required by Sections 4.01 and, as applicable 4.03, 4.04 or 4.05 of the Indenture.

SECTION 6.

(a)       Bonds of Series of 2008 due 2018 shall be designated as the Company’s “First Mortgage Bonds 8.25% Series of 2008 due 2018.”  The Bonds of Series of 2008 due 2018 will mature on the date set forth in the form of bond set forth in Exhibit A-2 and, subject to the provisions of said form, shall bear interest from the time hereinafter provided at the rate of 8.25% per annum payable on April 15 and October 15 in each year beginning on April 15, 2009 (each such date hereinafter called a “2018 Interest Payment Date”) on and until maturity, or, in the case of any such Bonds of Series of 2008 due 2018 duly called for redemption, on and until the redemption date, or in the case of any default by the Company in the payment of principal due on any such Bonds of Series of 2008 due 2018, until the Company’s obligation with respect to the payment of the principal shall be discharged as provided in the Indenture.  If the maturity date or any redemption date should fall on a day that is not a Business Day, the principal due on such date shall be paid on the next succeeding Business Day and no interest shall accrue for the intervening period with respect to the payment so deferred.  Principal or redemption price of and interest on Bonds of Series of 2008 due 2018 shall be payable, to the extent specified in said form of bond, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in the City of Akron, Ohio, or in the City of Cleveland, Ohio.

(b)       Bonds of Series of 2008 due 2018 and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A-2, and delivery of Bonds of Series of 2008 due 2018 to the Trustee for authentication shall be conclusive evidence that the multiple thereof and its serial number have been duly approved by the Company.

(c)       Bonds of Series of 2008 due 2018 may be transferred by the registered owners thereof, in person or by attorney duly authorized, at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in the City of Akron, Ohio, or in the City of Cleveland, Ohio, but only in the manner and upon the conditions prescribed in the Indenture and in the form of bond of such series set forth in Exhibit A-2.  The Bond Registrar shall not be required to register the transfer of or to exchange (a) any such Bond of Series of 2008 due 2018 during a period of fifteen (15) days immediately preceding the date of the mailing of the notice of redemption, or (b) any such Bond of Series of 2008 due 2018, selected for redemption in whole or in part, except the unredeemed portion of any such Bond of Series of 2008 due 2018 being redeemed.

(d)       Subject to certain exceptions provided in the Indenture, the interest payable on any 2018 Interest Payment Date shall be paid to the person in whose name a Bond of Series of 2008 due 2018 shall be registered at the close of business on the Regular Record Date (as defined in the Bond of Series of 2008 due 2018) or, in the case of defaulted interest, in the manner and to the person as provided in Section 3.07 of the Indenture.  If any 2018 Interest Payment Date should fall on a day that is not a Business Day, then the interest payment shall be made on the next succeeding Business Day and no interest shall accrue for the intervening period with respect to the payment so deferred.

(e)       Notices and demands to or upon the Company in respect of the Bonds of Series of 2008 due 2018, this Supplemental Indenture and the Indenture may be served at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in the City of Akron, Ohio, or in the City of Cleveland, Ohio.

SECTION 7.

(a)       Bonds of Series of 2008 due 2018 shall be issued initially in the form of one or more permanent global securities in fully registered form without coupons, with the global bond legend set forth on the form of Bonds of Series of 2008 due 2018 (each a “2018 Global Bond”), deposited with, or on behalf of, The Depository Trust Company (the “2018 Depository”) and registered in the name of Cede & Co., as the Depository’s nominee and duly executed by the Company and authenticated by the Trustee as hereinafter provided.  Each such 2018 Global Bond shall be deposited with the Trustee as custodian for the 2018 Depository.

(b)       Members of, or participants in, the 2018 Depository (“2018 Agent Members”) shall have no rights under this Supplemental Indenture or the Indenture with respect to any 2018 Global Bond held on their behalf by the 2018 Depository or by the Trustee as the custodian for the 2018 Depository or under such 2018 Global Bond, and the 2018 Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such 2018 Global Bond for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the 2018 Depository or impair, as between the 2018 Depository and its 2018 Agent Members, the operation of customary practices of such 2018 Depository governing the exercise of the rights of a holder of a beneficial interest in any 2018 Global Bond.

(c)       Except as provided in this Section 7, owners of beneficial interests in 2018 Global Bonds will not be entitled to receive physical delivery of Bonds of Series of 2008 due 2018.

(d)       Neither the Company, the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a 2018 Global Bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(e)       A 2018 Global Bond may not be transferred except by the 2018 Depository to a nominee of the 2018 Depository or by a nominee of the 2018 Depository to the 2018 Depository or another nominee of the 2018 Depository or to a successor 2018 Depository or its nominee.

(f)        Subject to the procedures of the 2018 Depository, a 2018 Global Bond shall be exchangeable for Bonds of Series of 2008 due 2018 registered in the names of persons other than the 2018 Depository or its nominee only if (i) the 2018 Depository notifies the Company that it is unwilling or unable to continue as a 2018 Depository for such 2018 Global Bond and no successor 2018 Depository shall have been appointed by the Company, or if at any time the 2018 Depository ceases to be a clearing agency registered under the Exchange Act, at a time when the 2018 Depository is required to be so registered to act as such 2018 Depository and no successor 2018 Depository shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such 2018 Global Bond shall be so exchangeable, or (iii) there shall have occurred an event of default with respect to the Bonds of Series of 2008 due 2018.  Any 2018 Global Bond that is exchangeable pursuant to the preceding sentence shall be exchangeable for Bonds of Series of 2008 due 2018 registered in such names as the 2018 Depository shall direct.

SECTION 8.

(a)       The Bonds of Series of 2008 due 2018 are subject to redemption, at the option of the Company prior to maturity in whole or in part at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Bonds of Series of 2008 due 2018 to be redeemed and (2) the sum of the present value of the Remaining Scheduled Payments (as hereinafter defined) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as hereinafter defined) plus 50 basis points, plus, in the case of each of clause (1) and (2), accrued and unpaid interest, if any, to the redemption date. The Bonds of Series of 2008 due 2018 shall not otherwise be subject to redemption by the Company prior to maturity.

(b)       For purposes of this Section 8 and the form of Bond of Series of 2008 due 2018, the following terms shall have the meanings set forth below:

“Comparable Treasury Issue” shall mean the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Bonds of Series of 2008 due 2018 to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Bonds of Series of 2008 due 2018.

“Comparable Treasury Price” shall mean with respect to any redemption date (1) the average of five Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” shall mean one of the Reference Treasury Dealers appointed by the Company, as selected by the Company, or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by the Company.

“Reference Treasury Dealer” shall mean (1) each of Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealers selected by the Independent Investment Banker after consultation with the Company.

“Reference Treasury Dealer Quotations” shall mean, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. New York City time, on the third Business Day preceding such redemption date.

“Remaining Scheduled Payments” shall mean, with respect to the Bonds of Series of 2008 due 2018 to be redeemed, the remaining scheduled payments of principal and interest on the Bonds of Series of 2008 due 2018 that would be due after the related redemption date but for such redemption.  If such redemption date is not a 2018 Interest Payment Date with respect to such Bonds of Series of 2008 due 2018, the amount of the next succeeding scheduled interest payment on those Bonds of Series of 2008 due 2018 will be reduced by the amount of interest accrued on such Bonds of Series of 2008 due 2018 to such redemption date.

“Treasury Rate” shall mean, with respect to any redemption date,

•
the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519),” or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or

•
if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

SECTION 9.

(a)       The principal amount of Bonds of Series of 2008 due 2018 which may be authenticated and delivered hereunder is limited to the aggregate principal amount of Twenty Five Million Dollars ($25,000,000).

(b)       Bonds of Series of 2008 due 2018 in the aggregate principal amount of Twenty Five Million Dollars ($25,000,000) may at any time subsequent to the execution hereof be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the recording hereof) upon the basis of property additions issued and delivered to the Trustee for such purpose, pursuant to a Company Order referred to in Section 4.01 of the Indenture and upon receipt by the Trustee of the opinions and other documents required by Sections 4.01 and, as applicable 4.03, 4.04 or 4.05 of the Indenture.

SECTION 10.   Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture; the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals herein or in the Bonds of Series of 2008 due 2038 or the Bonds of Series of 2008 due 2018 (except in each case the Trustee’s authentication certificate), all of which are made by the Company solely; and this Supplemental Indenture is executed and accepted by the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents and purposes as if the terms and conditions of the Indenture were herein set forth at length.

SECTION 11.    As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture as herein defined, and this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Indenture.

SECTION 12.    Nothing in this Supplemental Indenture contained shall or shall be construed to confer upon any person other than a Holder of Bonds issued under the Indenture, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture or of this Supplemental Indenture.

SECTION 13.   This Supplemental Indenture may be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

In Witness Whereof, Ohio Edison Company and The Bank of New York Mellon have caused these presents to be executed in their respective names by their respective Presidents or one of their Vice Presidents or Assistant Vice Presidents, as of the day and year first above written.

OHIO EDISON COMPANY

By:
Name:	James F. Pearson
Title:	Vice President and Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:	Carlos Luciano
Title:	Vice President

STATE OF OHIO                   )

) ss.:

COUNTY OF SUMMIT        )

On the ____ day of October in the year 2008 before me, the undersigned, personally appeared James F. Pearson, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as Vice President and Treasurer and that by his signature on the instrument, the individual, or the person or entity upon behalf of which the individual acted, executed the instrument.

________________________________
_______________, Notary Public
Commission Expires _____________

STATE OF NEW YORK        )

) ss.:

COUNTY OF NEW YORK   )

On the ___ day of October in the year 2008 before me, the undersigned, personally appeared Carlos Luciano, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as Vice President of The Bank of New York Mellon, and that by his signature on the instrument, the individual, or the person or entity upon behalf of which the individual acted, executed the instrument.

________________________________
_______________, Notary Public
Commission Expires _____________

The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are:

The Bank of New York Mellon
Corporate Trust Division
101 Barclay Street, 8-W
City, County and State of New York 10286

THE BANK OF NEW YORK MELLON

By:
Name:	Carlos Luciano
Title:	Vice President

THIS INSTRUMENT PREPARED BY:

Lucas F. Torres
Akin Gump Strauss Hauer & Feld LLP
590 Madison Avenue
New York, NY 10022

EXHIBIT A-1

[FORM OF FULLY REGISTERED BONDS OF SERIES OF 2008 DUE 2038]

[GLOBAL BONDS LEGEND]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO OHIO EDISON COMPANY (“COMPANY”) OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL BOND SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL BOND SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SUPPLEMENTAL INDENTURE REFERRED TO BELOW.

OHIO EDISON COMPANY

First Mortgage Bonds 8.25% Series of 2008 due 2038
Due October 15, 2038

No.____                                                                                                                                                                             $___________

Ohio Edison Company, a corporation of the State of Ohio (hereinafter called the “Company”), for value received, hereby promises to pay to _____________________________, or registered assigns, the sum of _____________________________________________ Dollars ($________________) or the aggregate unpaid principal amount hereof, whichever is less, on October 15, 2038, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay interest on the unpaid principal amount hereof in like coin or currency from the time hereinafter provided, at the rate specified in the title hereof, such interest to be payable on April 15 and October 15 in each year beginning on April 15, 2009 (each such date herein called an “Interest Payment Date”), and on and until the date of maturity of this Bond, or, if this Bond shall be duly called for redemption, on and until the redemption date, or, if the Company shall default in the payment of the principal amount of this Bond, until the Company’s obligation with respect to the payment of such principal shall be discharged as provided in the Indenture referred to on the reverse hereof.  Payments of principal of and interest on this bond shall be made at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in the City of Akron, Ohio, or in the City of Cleveland, Ohio.  Except as hereinafter provided, this Bond shall bear interest from the most recent date to which interest has been paid or, if no interest has been paid or duly provided for, then from the date of initial authentication of this Bond, until the principal of this Bond has been paid or duly provided for. Subject to certain exceptions provided in said Indenture, the interest payable on any Interest Payment Date shall be paid to the person in whose name this Bond shall be registered at the close of business on the Regular Record Date (hereinafter defined) or, in the case of defaulted interest, in the manner and to the person as provided in the Indenture.  If any Interest Payment Date should fall on a day that is not a Business Day (as defined in the Indenture), then the interest payment shall be made on the next succeeding Business Day and no interest shall accrue for the intervening period with respect to the payment so deferred.

                                                                   A-1-1

The provisions of this bond are continued on the reverse-hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This bond shall not become valid or obligatory until The Bank of New York Mellon, the Trustee under the Indenture referred to on the reverse hereof, or its successor thereunder, shall have authenticated the form of certificate endorsed hereon.

IN WITNESS WHEREOF, Ohio Edison Company has caused this bond to be signed in its name by its President or a Vice President, by his or her signature or a facsimile thereof.

Dated:

OHIO EDISON COMPANY

By:
Name:	James F. Pearson
Title:	Vice President and Treasurer

                                                                 A-1-2

[Form of Trustee’s Authentication Certificate]

Trustee’s Authentication Certificate

This is one of the bonds of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

                                                                 A-1-3

[FORM OF FULLY REGISTERED BONDS OF SERIES OF 2008 DUE 2038]

[REVERSE]

OHIO EDISON COMPANY

First Mortgage Bonds 8.25% Series of 2008 due 2038

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds of the series designated in its title, all issued and to be issued under and equally secured (except as to any money, obligations or other instruments, or earnings thereon, deposited with the Trustee in accordance with the provisions of the Indenture hereinafter mentioned for the bonds of any particular series) by a General Mortgage Indenture and Deed of Trust, dated as of January 1, 1998, executed by the Company to The Bank of New York Mellon (f/k/a The Bank of New York), as Trustee, as amended and supplemented by indentures supplemental thereto to which Indenture as so amended and supplemented (herein referred to as the “Indenture”) reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.  This Bond is one of a series designated as the First Mortgage Bonds 8.25% Series of 2008 due 2038 (herein called the “Bonds of this Series”) limited, except as otherwise provided in the Indenture, in aggregate principal amount to $275,000,000, issued under and secured by the Indenture and described in the Fourteenth Supplemental Indenture dated as of October 1, 2008, between the Company and the Trustee (herein called the “Supplemental Indenture”).

Except as hereinafter provided, this Bond shall bear interest from the most recent date to which interest has been paid or, if no interest has been paid or duly provided for, then from the date of initial authentication of this Bond, until the principal of this Bond has been paid or duly provided for.  Subject to certain exceptions provided in said Indenture, the interest payable on any Interest Payment Date shall be paid to the person in whose name this Bond shall be registered at the close of business on the Regular Record Date (hereinafter defined) or, in the case of defaulted interest, in the manner and to the person as provided in the Indenture.

The term “Regular Record Date” shall mean, with respect to any Interest Payment Date (other than an Interest Payment Date that is a maturity date or redemption date) of any Bond of this Series, the close of business on the fifteenth (15th) calendar day next preceding the respective Interest Payment Date (whether or not a Business Day, as defined in the Indenture); provided, however, that so long as the Bonds of this Series are held by a Depository in the form of one or more Global Bonds, the Regular Record Date with respect to each Interest Payment Date (other than an Interest Payment Date that is the maturity date or redemption date) will be the close of business on the Business Day before the applicable Interest Payment Date.

The Bonds of this Series are subject to redemption, at the option of the Company prior to maturity in whole or in part at any time, as provided in the Supplemental Indenture, at a redemption price equal to the greater of (1) 100% of the principal amount of the Bonds of this Series to be redeemed and (2) the sum of the present value of the Remaining Scheduled Payments (as defined in the Supplemental Indenture) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Supplemental Indenture) plus 50 basis points, plus, in the case of each of clause (1) and (2), accrued and unpaid interest, if any, to the redemption date.

                                                                  A-1-4

Any redemption of the Bonds of this Series shall be made after written notice has been given by the Trustee by mailing to each registered owner of such Bonds to be redeemed a notice of such redemption, first class postage prepaid, at its last address as it shall appear upon the books of the Company for the registration and transfer of such Bonds.  Any notice of redemption shall be mailed at least thirty (30) days and not more than one hundred and eighty (180) days before the redemption date, unless a shorter notice period is consented to in writing by the registered owner or owners of all Bonds of this Series to be redeemed and such consent is filed with the Trustee.  In the event of a partial redemption of Bonds of this Series, the Trustee shall select, not more than sixty (60) days prior to the redemption date, the Bonds of this Series to be redeemed, subject to the provisions of the Indenture, in such manner as the Trustee shall deem appropriate and fair.  Any notice of redemption of the Bonds of this Series may be conditional on the Company depositing funds with the Trustee, or irrevocably directing the Trustee to apply moneys held by it, sufficient to pay the redemption price thereof, and if such funds are not so deposited or such direction is not given, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which notice of redemption was given, that such money was not so received and such redemption was not required to be made.

The Bonds of this Series are not otherwise redeemable prior to their maturity.

In the Fourteenth Supplemental Indenture, dated October 1, 2008, between the Company and the Trustee, the Company has modified the Indenture pursuant to Section 14.01(a)(xiv) of the Indenture, so that the words “Mortgage Bonds” in the descriptive title of all Outstanding Bonds (as defined in the Indenture) shall be changed to “First Mortgage Bonds” with the discharge and release of the 1930 Mortgage (as defined in the Indenture) which occurred as of December 28, 2006.

The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture upon the occurrence and continuance of an Event of Default (as defined in the Indenture) as in the Indenture provided.

No recourse shall be had for the payment of the principal of or premium, or interest if any, on this bond, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation, either directly or through the Company or a predecessor or successor corporation, whether by virtue of any Constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, officers and directors being released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

Bonds of this Series shall be issuable in denominations of $2,000 and integral multiples of $1,000 thereof.

Subject to the limitations provided in the Indenture and the Supplemental Indenture, this Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in the City of Akron, Ohio, or in the City of Cleveland, Ohio, upon surrender and cancellation of this Bond, and upon presentation of a duly executed written instrument of transfer, and thereupon a new fully registered bond or bonds of the same series for a like principal amount and in authorized denominations will be issued to the transferee or transferees in exchange therefor, as provided in the Indenture; and upon payment, if the Company shall require it, of the transfer charges therein prescribed.  The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.  The Bond Registrar (as defined in the Indenture) shall not be required to register the transfer of or to exchange (a) any such Bond of this Series during a period of fifteen (15) days immediately preceding the date of the mailing of the notice of redemption, or (b) any such Bond of this Series, selected for redemption in whole or in part, except the unredeemed portion of any such Bond of this Series being redeemed.

[End of Form of Bond of Series of 2008 due 2038]

                                                                 A-1-5

EXHIBIT A-2

[FORM OF FULLY REGISTERED BONDS OF SERIES OF 2008 DUE 2018]

[GLOBAL BONDS LEGEND]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO OHIO EDISON COMPANY (“COMPANY”) OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL BOND SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL BOND SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SUPPLEMENTAL INDENTURE REFERRED TO BELOW.

OHIO EDISON COMPANY

First Mortgage Bonds 8.25% Series of 2008 due 2018
Due October 15, 2018

No.____                                                                                                                                                                           $___________

Ohio Edison Company, a corporation of the State of Ohio (hereinafter called the “Company”), for value received, hereby promises to pay to _____________________________, or registered assigns, the sum of _____________________________________________ Dollars ($________________) or the aggregate unpaid principal amount hereof, whichever is less, on October 15, 2018, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay interest on the unpaid principal amount hereof in like coin or currency from the time hereinafter provided, at the rate specified in the title hereof, such interest to be payable on April 15 and October 15 in each year beginning on April 15, 2009 (each such date herein called an “Interest Payment Date”), and on and until the date of maturity of this Bond, or, if this Bond shall be duly called for redemption, on and until the redemption date, or, if the Company shall default in the payment of the principal amount of this Bond, until the Company’s obligation with respect to the payment of such principal shall be discharged as provided in the Indenture referred to on the reverse hereof.  Payments of principal of and interest on this bond shall be made at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in the City of Akron, Ohio, or in the City of Cleveland, Ohio.  Except as hereinafter provided, this Bond shall bear interest from the most recent date to which interest has been paid or, if no interest has been paid or duly provided for, then from the date of initial authentication of this Bond, until the principal of this Bond has been paid or duly provided for. Subject to certain exceptions provided in said Indenture, the interest payable on any Interest Payment Date shall be paid to the person in whose name this Bond shall be registered at the close of business on the Regular Record Date (hereinafter defined) or, in the case of defaulted interest, in the manner and to the person as provided in the Indenture.  If any Interest Payment Date should fall on a day that is not a Business Day (as defined in the Indenture), then the interest payment shall be made on the next succeeding Business Day and no interest shall accrue for the intervening period with respect to the payment so deferred.

                                                                 A-2-1

The provisions of this bond are continued on the reverse-hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This bond shall not become valid or obligatory until The Bank of New York Mellon, the Trustee under the Indenture referred to on the reverse hereof, or its successor thereunder, shall have authenticated the form of certificate endorsed hereon.

IN WITNESS WHEREOF, Ohio Edison Company has caused this bond to be signed in its name by its President or a Vice President, by his or her signature or a facsimile thereof.

Dated:

OHIO EDISON COMPANY

By:
Name:	James F. Pearson
Title:	Vice President and Treasurer

                                                                 A-2-2

[Form of Trustee’s Authentication Certificate]

Trustee’s Authentication Certificate

This is one of the bonds of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

                                                                  A-2-3

 [FORM OF FULLY REGISTERED BONDS OF SERIES OF 2008 DUE 2018]

[REVERSE]

OHIO EDISON COMPANY

First Mortgage Bonds 8.25% Series of 2008 due 2018

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds of the series designated in its title, all issued and to be issued under and equally secured (except as to any money, obligations or other instruments, or earnings thereon, deposited with the Trustee in accordance with the provisions of the Indenture hereinafter mentioned for the bonds of any particular series) by a General Mortgage Indenture and Deed of Trust, dated as of January 1, 1998, executed by the Company to The Bank of New York Mellon (f/k/a The Bank of New York), as Trustee, as amended and supplemented by indentures supplemental thereto to which Indenture as so amended and supplemented (herein referred to as the “Indenture”) reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.  This Bond is one of a series designated as the First Mortgage Bonds 8.25% Series of 2008 due 2018 (herein called the “Bonds of this Series”) limited, except as otherwise provided in the Indenture, in aggregate principal amount to $25,000,000, issued under and secured by the Indenture and described in the Fourteenth Supplemental Indenture dated as of October 1, 2008, between the Company and the Trustee (herein called the “Supplemental Indenture”).

Except as hereinafter provided, this Bond shall bear interest from the most recent date to which interest has been paid or, if no interest has been paid or duly provided for, then from the date of initial authentication of this Bond, until the principal of this Bond has been paid or duly provided for.  Subject to certain exceptions provided in said Indenture, the interest payable on any Interest Payment Date shall be paid to the person in whose name this Bond shall be registered at the close of business on the Regular Record Date (hereinafter defined) or, in the case of defaulted interest, in the manner and to the person as provided in the Indenture.

The term “Regular Record Date” shall mean, with respect to any Interest Payment Date (other than an Interest Payment Date that is a maturity date or redemption date) of any Bond of this Series, the close of business on the fifteenth (15th) calendar day next preceding the respective Interest Payment Date (whether or not a Business Day, as defined in the Indenture); provided, however, that so long as the Bonds of this Series are held by a Depository in the form of one or more Global Bonds, the Regular Record Date with respect to each Interest Payment Date (other than an Interest Payment Date that is the maturity date or redemption date) will be the close of business on the Business Day before the applicable Interest Payment Date.

The Bonds of this Series are subject to redemption, at the option of the Company prior to maturity in whole or in part at any time, as provided in the Supplemental Indenture, at a redemption price equal to the greater of (1) 100% of the principal amount of the Bonds of this Series to be redeemed and (2) the sum of the present value of the Remaining Scheduled Payments (as defined in the Supplemental Indenture) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Supplemental Indenture) plus 50 basis points, plus, in the case of each of clause (1) and (2), accrued and unpaid interest, if any, to the redemption date.

                                                                 A-2-4

Any redemption of the Bonds of this Series shall be made after written notice has been given by the Trustee by mailing to each registered owner of such Bonds to be redeemed a notice of such redemption, first class postage prepaid, at its last address as it shall appear upon the books of the Company for the registration and transfer of such Bonds.  Any notice of redemption shall be mailed at least thirty (30) days and not more than one hundred and eighty (180) days before the redemption date, unless a shorter notice period is consented to in writing by the registered owner or owners of all Bonds of this Series to be redeemed and such consent is filed with the Trustee.  In the event of a partial redemption of Bonds of this Series, the Trustee shall select, not more than sixty (60) days prior to the redemption date, the Bonds of this Series to be redeemed, subject to the provisions of the Indenture, in such manner as the Trustee shall deem appropriate and fair.  Any notice of redemption of the Bonds of this Series may be conditional on the Company depositing funds with the Trustee, or irrevocably directing the Trustee to apply moneys held by it, sufficient to pay the redemption price thereof, and if such funds are not so deposited or such direction is not given, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which notice of redemption was given, that such money was not so received and such redemption was not required to be made.

The Bonds of this Series are not otherwise redeemable prior to their maturity.

In the Fourteenth Supplemental Indenture, dated October 1, 2008, between the Company and the Trustee, the Company has modified the Indenture pursuant to Section 14.01(a)(xiv) of the Indenture, so that the words “Mortgage Bonds” in the descriptive title of all Outstanding Bonds (as defined in the Indenture) shall be changed to “First Mortgage Bonds” with the discharge and release of the 1930 Mortgage (as defined in the Indenture) which occurred as of December 28, 2006.

The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture upon the occurrence and continuance of an Event of Default (as defined in the Indenture) as in the Indenture provided.

No recourse shall be had for the payment of the principal of or premium, or interest if any, on this bond, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation, either directly or through the Company or a predecessor or successor corporation, whether by virtue of any Constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, officers and directors being released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

Bonds of this Series shall be issuable in denominations of $2,000 and integral multiples of $1,000 thereof.

Subject to the limitations provided in the Indenture and the Supplemental Indenture, this Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in the City of Akron, Ohio, or in the City of Cleveland, Ohio, upon surrender and cancellation of this Bond, and upon presentation of a duly executed written instrument of transfer, and thereupon a new fully registered bond or bonds of the same series for a like principal amount and in authorized denominations will be issued to the transferee or transferees in exchange therefor, as provided in the Indenture; and upon payment, if the Company shall require it, of the transfer charges therein prescribed.  The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.  The Bond Registrar (as defined in the Indenture) shall not be required to register the transfer of or to exchange (a) any such Bond of this Series during a period of fifteen (15) days immediately preceding the date of the mailing of the notice of redemption, or (b) any such Bond of this Series, selected for redemption in whole or in part, except the unredeemed portion of any such Bond of this Series being redeemed.

[End of Form of Bond of Series of 2008 due 2018]

                                                                 A-2-5

EXHIBIT B

DESCRIPTION OF REAL PROPERTY

Parcel No. 1

Alliance MGP Site #1

Situated in the City of Alliance, County of Stark and State of Ohio:
Known as Lot No. 12719 in said City of Alliance.

                                                                   B-1

Parcel No. 2

Alliance MGP Site #2

Situated in the City of Alliance, County of Stark and in the State of Ohio and being known, numbered and designated as Lots 12710, 12711 and 12718, which are recorded in Replat Book 68 on Page 39, of the County Records of Stark County, Ohio.

                                                                   B-2

Parcel No. 3

Bath Substation

Situated in the Township of Bath, County of Summit and State of Ohio and being part of Original Lot (O.L.) 34 of Bath Township, and further known as being part of a tract of land conveyed to Lawrence A. and Cynthia L. Griebel by Deed Volume 6330, Page 291 of the Summit County Recorder’s Office, described as follows:

Beginning at a railroad spike set at the southwest corner of O.L. Lot 34 and the centerline of Shade Road (C.H. 196), a variable-width public right of way;

Thence North 00 degrees 20 minutes 57 seconds East, along the westerly line of said O.L. 34, a distance of 1664.92 feet to a stone with a “cross” cut found at an angle point in the westerly line of said O.L. 34 marking the southeasterly corner of Barrett Allotment as recorded in Plat Book 57, Pages 22-23 of the Summit County Recorder’s Office, passing through a 5/8 inch rebar with cap set at a distance of 63.15 feet;

Thence North 00 degrees 47 minutes 43 seconds East, along the easterly line of said Barrett Allotment, a distance of 778.71 feet to a stone with a “cross” cut found at the northwesterly corner of said O.L. 34;

Thence South 88 degrees 16 minutes 45 seconds East, along the northerly line of said O.L. 34, a distance of 96.87 feet to a ¾-inch bar found on the westerly limited access right of way line of Interstate 77 (U.S. 21), a State of Ohio Perpetual Easement, Centerline Plat recorded by Volume 61, Page 44-45 of the Summit County Recorder’s office;

Thence South 00 degrees 19 minutes 06 seconds West, along the westerly line of said Interstate 77, a distance of 2,438.29 feet to a point on the south line of O.L. 34 and the centerline of said Shade road.

Thence South 88 degrees 42 minutes 11 seconds West, along the south line of said O.L. 34 and the centerline of said Shade Road, a distance of 104.26 feet to the Point of Beginning.

The above-described tract of land contains a total of 250,436.1 square feet or 5,749 acres, of which 0.159 acre lie in the public right of way of Shade Road, as surveyed under the direction of Timothy J. Briggs, P.S. 7495, Campbell & Associated, Inc. of Cuyahoga Falls, Ohio in July of 2005.  Basis of bearings is State Plane Grid North, NAD83 (1986).  Subject to all easements and right of ways of public record or as otherwise legally established.

Restricting, however, unto the Guarantee, its successors and assigns, any permanently mounted ground level equipment such as substations, transformers, and switch-gear upon a portion of property conveyed which lies within 680 feet of the center line of Shade Road, excluding a strip of land 10 feet in width parallel and adjacent to the northerly limits of Shade Road as it exists now or in the future.

                                                                   B-3

Parcel No. 4

Ashland Substation

Situated in the City of Ashland, County of Ashland, State of Ohio, and being a part of the Southeast Quarter of Section 20, Township 22 and Range 16 and being more particularly described as follows:

Commencing at a ½ inch rebar found at the Northeast corner of the Southeast Quarter of Section 20;

Thence South 00 degrees 38’ 14” West along the East line of the Southeast Quarter of Section 20, also being the East Line of lands now or formerly owned by Robert M. Simonson as recorded in Deed Volume 586, Page 995 of the Ashland County Recorders Records, a distance of 260.66 feet to a point at the Southeast corner of said Simonson lands, referenced by a survey marker found with cap stamped “LAUGHERY”, North 88 degrees 47’ 09” West, 2.47 feet;

Thence North 88 degrees 47’ 09” West along the South line of said Simonson lands, passing thru a survey marker found with cap stamped “LAUGHERY” at a distance of 2.47 feet, a total distance of 199.70 feet to a survey marker found with cap stamped “LAUGHERY” at the Southwest corner of said Simonson lands.

Thence North 00 degrees 34’ 10” East along the West line of said Simonson lands, a distance of 60.00 feet to a 5/8 inch rebar found;

Thence North 88 degrees 54’ 13” West along the South line of lands now or formerly owned by Harold and Barbara A. Helstrom, Deed Volume 521, Page 805, Paul D. and Elizabeth Snyder, Deed Volume 561, Page 356 and Deed Volume 567, Page 104, and William D. and Roberta R. Ihrig as recorded in Deed Volume 447, Page 694, 697, as recorded in the Ashland County Recorder’s Records, passing thru ½ inch rebars found at 299.70 feet and 330.01 feet, a total distance of 368.76 feet to a ½ inch rebar found;

Thence Southwesterly along the South line of said Ihrig lands, along a curve to the left, having an arc length of 344.37 feet, a radius of 392.45 feet, a delta angle of 50 degrees 16’ 36”, a chord bearing South 65 degrees 57’ 47” West with a chord length of 333.43 feet to a point, referenced by a ½ inch pipe found, South 40 degrees 49’ 08” West, 8.91 feet;

Thence South 40 degrees 49’ 08” West along the South line of said Ihrig lands, a distance of 8.91 feet to a point on the West line of said Ihrig lands;

Thence South 01 degrees 05’ 56” East a distance of 45.18 feet to a mag nail set on the centerline of State Route 60 (Center Street);

Thence South 48 degrees 32’ 51” East along the centerline of State Route 60 (Center Street), a distance of 29.82 feet to a mag nail set at the point of beginning of the parcel herein described;

Thence North 40 degrees 49’ 08” East a distance of 42.85 feet to a REL Survey Marker set on the Southerly line of 60.00 foot wide ingress/egress easement;

Thence Northeasterly along the Southerly line of said 60.00 foot wide ingress/egress easement, along a curve to the right, having an arc length of 197.49 feet, a radius of 332.45 feet, a delta angle of 34 degrees 02’ 10”, a chord bearing North 57 degrees 50’ 34” East, with a chord length of 194.60 feet to a REL Survey Marker set;

Thence South 48 degrees 04’ 05” East a distance of 176.92 feet to a REL Survey Marker set;

                                                                   B-4

Thence South 42 degrees 07’ 09” West, passing thru a survey marker set at a distance of 200.00 feet, a total distance of 230.00 feet to a mag nail set on the centerline of State Route 60 (Center Street);

Thence North 47 degrees 52’ 51” West along the centerline of State Route 60 (Center Street), a distance of 165.35 feet to a mag nail set;

Thence North 48 degrees 32’ 51” West along the centerline of State Route 60 (Center Street), a distance of 63.33 feet to the mag nail set at the point of beginning, containing 1.141 acres of land, more or less, subject to all highways, easements and use restrictions of records.

                                                                  B-5

Parcel No. 5

Aetna Substation Additional Land

PARCEL 1:

Situated in the City of Akron, County of Summit and State of Ohio: and known as being a part of Lot No. 7, bounded and described as follows:

Beginning at a point standing 3 chains easterly from the Northeast corner of the point of intersection of Walnut Street with an alley (said alley now known as Aetna street) 45 links wide; said alley (now known as Aetna street) running South 61° 1’ East from said Walnut Street; thence North 28½° East on a marked line 3 chains to a post; thence South 61½° East one chain to a post; thence South 28½°  West on a marked line 3 chains to a post standing on the northerly side of said alley (now known as Aetna Street); thence North 61½° West one chain to the place of beginning and containing 0.31 of an acre of land.  Said land is now listed as the whole of Lot No. 11 in an allotment known as the unknown allotment, lying South of North street between Walnut Street and the Ohio Canal.

PARCEL 2:

Situated in the City of Akron, County of Summit and State of Ohio: and known as being a part of Tract 7 in said city (formerly Portage Township), and bounded and described as follows:

Beginning at a post standing in the easterly line of North Walnut Street and 87 links southerly from the intersection of same easterly line with the South line of North Street so-called; thence South 61½°.  East on a marked line 3 chains to a post; thence South 28½°  West on a marked line 1 chain to a post; thence North 61½° West along a marked line 3 chains to the easterly line of Walnut Street; thence North along said easterly line of Walnut Street 1 chain to the place of beginning and containing 0.30 acre of land, and known as Lot No. 12 of the unknown Block King’s addition.

PARCEL 3:

Situated in the City of Akron, County of Summit and State of Ohio: and known as being part of Tact 7 in said City of Akron, and bounded and described as follows:

Beginning in the easterly line of Walnut Street at a point 1 chain and 87 links southerly from the intersection of said easterly line with the South line of North Street; thence South 61°East in marked line 3 chains to a post; thence South 28½° West on a marked line 1 chain to a post; thence North 61½° West along a marked line 3 chains to the easterly line of said Walnut Street; thence North 38° East along the easterly line of Walnut Street to the place of beginning and containing 0.30 of an acre of land, be the same more or less, but subject to all legal highways.

                                                                   B-6

Parcel No. 6

Five Points Substation

Situated in the Township of Franklin, County of Richland, State of Ohio and being a part of the Northwest Quarter of Section 21, Township 22, and Range 18 and being more particularly described as follows:

Beginning at a railroad spike found at the southwest corner of the Northwest Quarter of Section 21, said point also being on the centerline of Ernsberger Road (T.H. 234);

Thence North 00° 47’01” East with the centerline of Ernsberger Road (T.H. 234) and the west line of the Northwest Quarter of Section 21, a distance of 208.71 feet to a mag nail set;

Thence North 88°44’39” East, passing thru a survey marker set at a distance of 20.01 feet, a total distance of 208.84 feet to a survey marker set;

Thence South 00°47’01” West a distance of 208.71 feet to a survey marker set on the north property line of lands now or formerly owned by C.&S. Campbell as recorded in Official Record Volume 464, Page 961 of the Richland County Recorders records;

Thence South 88°44’39” West along the north property line of said Campbell lands, passing thru a “Vance” survey marker found at a distance of 178.90 feet, a total distance of 208.84 feet to the railroad spike found at the point of beginning, containing 1.000 acre of land, more or less, subject to all highways, easements an use restrictions of record.

This description is based on an actual field survey.  Bearings are grid bearings originating on Richland County Goedetic Monuments 8220A, 8221A, 8222A and are based on the Ohio State Plan Coordinate System, North Zone, and the North American Datum of 1983(95).

Survey markers set are 5/8” x 30” long rebar with cap stamped “Richland Eng. RLS 7209”.

Deed Reference: Official Record Volume 772, Page 737.

                                                                    B-7

Parcel No. 7

Grill Substation

Situated in the State of Ohio, County of Wayne, and Township of Chippewa and being part of the Northeast Quarter of Section 12(T-18 N, R-11 W) and further known as being part of a tract of land conveyed to Walsh Farms by Deed Vol. 206, Pg. 838 of the Wayne County Deed Records, described as follows:

Beginning at 5/8 inch rebar with cap marked “Gasbarre” found at the Northwest corner of the Northeast Quarter of said Section 12; thence South 88 degrees 20 minutes 10 seconds East along the northerly line of said Section a distance of 1307.04 feet to a 5/8 inch rebar found at the northeasterly corner of land conveyed to Rita M. Semonin, Trustee, by Volume 659 Page 318 of the Wayne County Deed Records; thence South 02 degrees 56 minutes 00 seconds West along the easterly line of said Rita M. Semonin a distance of 1321.29 feet to a 5/8 inch rebar with cap set and the true point of beginning;

1.	thence South 83 degrees 35 minutes 57 seconds East a distance of 200.00 feet to a 5/8 inch rebar with cap set;

2.
thence South 02 degrees 56 minutes 00 seconds West a distance of 260.00 feet to the centerline of Grill Road, T.R. 63, a 60 foot public right of way, passing through a 5/8 inch rebar with cap set at a distance of 229.95 feet.

3.
thence North 83 degrees 35 minutes 57 seconds West along the centerline of said Grill Road a distance of 200.00 feet to a railroad spike found on the westerly line of land conveyed to said Rita A. Semonin;

4.	thence North 02 degrees 56 minutes 00 seconds East along the easterly line of said Rita A. Semonin a distance of 260.00 feet to the true point of beginning.

The above described tract of land contains 51904.80 square feet of 1.192 acres, of which 0.138 acres lie in the right of way of Grill Road as surveyed under the direction of Timothy J. Briggs, P.S. 7495, Campbell & Associates, Inc. of Cuyahoga Falls, Ohio in December of 2005.  Basis of bearings is South 02 degrees 56 minutes 00 seconds West, the easterly line of Rita M. Semonin, Tr. as recorded in Deed Volume 659, Page 318 of the Wayne County Recorder’s Office.  Subject to all easements and right of ways of public record or as otherwise legally established.

                                                                   B-8

Parcel No. 8

Harriott Road Substation

Situated in the Township of Millcreek, County of Union and State of Ohio and being more fully described as follows:

Being 3¼ acres off the west side of McKitrick’s land which lies immediately east of the Rettie Gordon tract of 8.50 acres in Millcreek Township, Union Co., Ohio, and part of V.M.S. #5477.  Said 3¼ acres shall be surveyed so as to produce 3 net acres from McKitrick’s land and ¼ acre now in the name of Thompson which was mistakenly not transferred from the Thompson estate to McKitrick’s chain of title and is now subject of a real estate tax foreclosure.  Said premises shall be surveyed by creating enough road frontage on County Road 18 as to produce 3¼  acres.  The east line of said 3¼ acres shall be parallel with the Rettie Gordon east line.  The north line of said 3¼ acres shall be a line that an extension eastward of the Rettie Gordon furthest north line approximately parallel to the road shall produce.  It is acknowledged that the parties hereto cannot determine if the Rettie Gordon east line is straight or if there is a jog therein, but in either case, said premises are more specifically described by new survey as follows:

Real estate situated in the State of Ohio, County of Union, Township of Millcreek, being a part of V.M.S. No. 5477, and bounded and described as follows:

Beginning at a point in the center of the Harriott Road (C.H. No. 18-A), said point bears with said road centerline North 88° 30’ West 1778.30 feet from the center of the Bell Road (C.H. No. 19-D), said point being the southeasterly corner of the Rettie Gordon 8.50 acre tract described in Union County Deed Record Volume 88, Page 591; thence with tree consecutive lines along said 8.50 acre tract North 8°33’ West (passing over an iron pin at 20 feet) 368.42 feet to an iron pin, North 80°16’ East 154.25 feet to an iron pin at a corner post, and North 6°24’ West 386.00 feet to an iron pin at a corner post; thence North 82°40’ East 107.94 feet to an iron pin; thence South 6°24’ East (passing over an iron pin at 779.43 feet) 799.43 to a point in the center of said Harriott Road; thence with the centerline of said road North 88°3’ West 250.49 feet to the point of beginning.

Containing 3.25 acres, more or less, but subject to the legal road right of way and to all other easements or record.

The above description prepared by J. Donald Hart, Registered Surveyor No. 3802, from an actual survey of the premises made February 19, 1977.  The above described tract contains the 1.25 acre tract described in Union County Deed Record Volume 243, Page 162, the 15 foot lane described in Volume 254, Page 119 and 120, and 1.70 acre out of the 85.65 acre tract described in Volume 243, Pages 162 and 163.

                                                                  B-9

Parcel No. 9

Lais Substation

Situated in the City of Norwalk, County of Huron and State of Ohio and being a part of Great Lot Number 9 and Number 10, Section 3, Township 4 North, Range 22 West, a tract of land bounded and described as follows:

Commencing at the southwest corner of Great Lot Number 10; thence along the west line of Great Lot Number 10 also being the centerline of State Route Number 250 (Milan Avenue), North 10 degrees 17 minutes 00 seconds East a distance of 134.00 feet; thence South 89’ degrees 14 minutes 49 seconds East a distance of 30.58 feet to an iron pin set on the easterly right of way line of State Route Number 250 (Milan Avenue) and being the Principal point of beginning of the tract of land to be herein described; thence from the above described Principal point of beginning and along the south line of 0.360 acre tract of land as described in Deed Volume 326, Page 435 of the Huron County Deed Records, South 89 degrees 14 minutes 49 seconds East a distance of 136.79 feet to a ½ in rebar found on the westerly right of way of the abandoned Wheeling and Lake Erie Railroad; thence along the westerly right of way line of the abandoned Wheeling and Lake Erie Railroad, also being the west line of a tract of land owned by the City of Norwalk, as described in Deed Volume 424, Page 152 of the Huron County Deed Records, South 06 degrees 00 minutes 13 seconds East a distance of 300.68 feet to a 5/8 inch rebar with cap stamped “Baker” found marking the northeast corner of a 1.575 acre tract of land as described in Deed Volume 417, Page 299 of the Huron County Deed Records; thence along the north line of said 1.1575 acre tract North 87 degrees 52 minutes 44 seconds West a distance of 205.16 feet to an iron pin set marking the southeast corner of a tract of land as deeded to the State of Ohio in Deed Volume 406, Page 681 of the Huron County Deed Records; thence along the easterly right of way line of State Route Number 250 (Milan Avenue) the following courses: North 17 degrees 52 minutes 41 seconds East a distance of 28.08 feet to an iron pin set; thence North 43 degrees 18 minutes 26 seconds East a distance of 23.85 feet to an iron pin set; thence South 79 degrees 43 minute 00 seconds East a distance of 27.00 feet to an iron pin set; thence North 10 degrees 17 minutes 00 seconds East a distance of 30.00 feet to an iron pin set; thence North 79 degrees 43 minutes 00 seconds West a distance of 29.00 feet to an iron pin set; thence North 23 degrees 24 minutes 24 seconds West a distance of 32.45 feet to an iron pin set; thence continuing along the easterly right of way line of State Route Number 250 (Milan Avenue), North 10 degrees 17 minutes 00 seconds East a distance of 143.00 feet to an iron pin set; thence  North 04 degrees 55 minutes 20 seconds West a distance of 48.98 feet to the Principal point of beginning and containing 1.0893 acres of land more or less, of which 0.6513 acre lies in Great Lot #9 and 0.4380 acre lies in Great Lot #10.

NOTE:  The bearings in this legal description are based upon an assumed meridian and are used only for the purpose of describing angular measurements, with the centerline of State Route Number 250 (Milan Avenue) bearing North 10 degrees 17 minutes 00 seconds East based on an actual field survey made by Nick E. Nigh, P.S. #7384 on May 6, 1998.  I.P. set equals ½” x 30” Rebar with Peterman Associates’ cap.

                                                                  B-10

Parcel No. 10

Legend Substation

Situated in the City of Massillon, County of Stark and State of Ohio:

Known as and being Lot No. 17174 in the City of Massillon, containing 0.875 acres, as shown on the Dedication and Replat of Part of Out Lots 560, 561 and 566 and recorded as Instrument No. 200609120056305 of the Stark County Official Records.

                                                                 B-11

Parcel No. 11

South Bass Island Substation

Situated in the Township of Put-in-Bay, County of Ottawa and State of Ohio, and known as being part of Original Lot No. 24, South of the County Road on the Island of South Bass, and bounded and described as follows:

Beginning at a railroad spike found on the centerline of Langram Road, 40 feet wide, at its intersection with the centerline of Put-in-Bay Road, 30 feet wide, which point is distant S. 38d 58’ 20” W., measured along said centerline 15.00 feet from Northeasterly line of said Original Lot No. 24;

Thence S. 38d 58’ 20” W., along the centerline of Langram Road, a distance of 799.27 feet;

Thence N. 53d 01’ 46” W., a distance of 129.31 feet;

Thence N. 55d 52’ 02” W., a distance of 99.46 feet;

Thence S. 41d 46’ 14” W., a distance of 230.11 feet;

Thence S. 44d 38’ 03” E., a distance of 7.51 feet;

Thence S. 44d 57’ 11” W., a distance of 10.00 feet to a 5/8” capped (Reitz Eng) iron pin set at the principal place of beginning;

Thence S. 44d 38’ 03” E., a distance of 115.89 feet to a 5/8” capped (Reitz Eng) iron pin set;

Thence S. 44d 57’ 11” W., a distance of 90.15 feet to a 5/8” capped (Retiz Eng) iron pin set;

Thence S. 44d 38’ 03” W., a distance of 115.89 feet t a 5/8” capped (Reitz Eng) iron pin set;

Thence N. 44d 57’ 11” E., a distance of 90.15 feet to the principal place of beginning, and containing 0.2398 acres (10,447 square feet) of land, according to a survey by The Henry G. Reitz Engineering Company, Stuart W. Sayler, Registered Surveyor No. S-8028, dated November, 2006, be the same more or less, but subject to all legal highways and easements of record.

TOGETHER WITH AN INGRESS-EGRESS EASEMENT AS DESCRIBED BELOW:

Situated in the Township of Put-in-Bay, County of Ottawa and State of Ohio, and known as being part of Original Lot No. 24, South of the County Road on the Island of South Bass, and bounded and described as follows:

Beginning at a railroad spike found on the centerline of Langram Road, 40 feet wide, at its intersection with the centerline of Put-in-Bay Road, 30 feet wide, which point is distant S. 38d 58’ 20” W., measured along said centerline 15.00 feet from Northeasterly line of said Original Lot No. 24;

Thence S. 38d 58’ 20” W., along the centerline of Langram Road, a distance of 836.14 feet;

Thence N. 47d 40’ 38” W., a distance of 20.03 feet to the Northwesterly line of Langram Road and the principal place of beginning;

Thence continuing N. 47d 40’ 38” W., a distance of 107.31 feet;

Thence N. 55d 52’ 02” W., a distance of 42.87 feet;

                                                                 B-12

Thence S. 82d 54’ 52” W., a distance of 52.31 feet;

Thence S. 41d 46’ 14” W., a distance of 185.06 feet;

Thence S. 44d 38’ 03” W., a distance of 18.09 feet;

Thence S. 44d 57’ 11” E., a distance of 10.00 feet;

Thence N. 44d 38’ 03” W., a distance of 7.51 feet;

Thence N. 41d 46’ 14” E., a distance of 230.11 feet;

Thence S. 55d 52’ 02” E., a distance of 99.46 feet;

Thence S. 53d 01’ 46” E. a distance of 109.30 feet to the Northwesterly line of Langram Road;

Thence S. 38d 58’ 20” W., along the Northwesterly line of Langram Road, a distance of 35.00 feet to the principal place of beginning, and containing 11,725 square feet of land, be the same more or less, but subject to all legal highways and easements of record.

All bearings are based on Langram Road having a bearing of N. 38d 58’ 20” E., and are used to denote angles only.

                                                                 B-13

Parcel No. 12

Strub Substation

Being situated in the State of Ohio, County of Erie, Perkins Township, Section No. 2,860 Acre Tract, Part of Lot No. 3 and being more definitely described as follows:

Commencing at a point, marking the intersection of the centerline of State Route 2 with the centerline of Galloway Road; Thence North 03°50’38” West along the centerline of Galloway Road, a distance of 161.03 feet to a point on the North line of State Route 2; Thence South 79°40’52” West along the North line of State Route 2, a distance of 201.03 feet to a point; Thence South 73°39’04” West continuing along said North line, a distance of 95.45 feet to a point; Thence South 78°24’46” West continuing along said North line, a distance of 536.84 feet to a point; Thence South 81°18’23” West continuing along said North line, a distance of 622.75 feet to a point; Thence North 03°08’16” West along the East line of a parcel owned by Park Place Enterprises II LTD. (RN 200210089), a distance of 20.09 feet to the point of beginning;

(1)	Thence North 03°08’16” West continuing along said East line, a distance of 80.38 feet to a point, marking the Southwest corner of a parcel owned by Billetter & Homan (BV 2 PG 599);

(2)	Thence North 81°18’23” East along the South line of said Billetter & Homan parcel, a distance of 175.00 feet to a point;

(3)	Thence South 03°08’16” East a distance of 80.38 feet to a point;

(4)	Thence South 81°18”23” West a distance of 175.00 feet to the point of beginning, containing 0.3214 acre, more or less, but being subject to all legal highways, easements and restrictions of record.

Reserving, however, unto the Grantor, its successors and assigns, an easement for ingress-egress, as set forth below:

Being situated in the State of Ohio, County of Erie, Perkins Township, Section No. 2, 860 Acre Tract, Part of Lot No. 3 and being more definitely described as follows:

Commencing at a point, marking the intersection of the centerline of State Route 2 with the centerline of Galloway Road; Thence North 03°50’38” West along the centerline of Galloway Road, a distance of 161.03 feet to a point on the North line of State Route 2; Thence South 79°40’52” West along the North line of State Route 2, a distance of 201.03 feet to a point; Thence South 73°39’04” West continuing along said North line, a distance of 95.45 feet to a point; Thence South 78°24’46” West continuing along said North line, a distance of 536.84 feet to a point; Thence South 81°18’23” West continuing along said North line, a distance of 622.75 feet to a point; Thence North 03°08’16” West along the East line of a parcel owned by Park Place Enterprises II LTD. (RN 200210089), a distance of 20.09 feet to the point of beginning;

(1)	Thence North 03°08’16” West continuing along said East line, a distance of 15.07 feet to a point;

(2)	Thence North 81°18’23” East a distance of 175.00 feet to a point;

(3)	Thence South 03°08’16” East a distance of 15.07 feet to a point;

(4)	Thence South 81°18’23” West a distance of 175.00 feet to the point of beginning, containing 2637 square feet, more or less.

                                                                 B-14

Parcel No. 13

Washingtonville Substation

Situated in the County of Mahoning, State of Ohio, and Township of Green and known as being lot No. 2 of the newly renamed Doreen J. Dunn plat No. 2 recorded in book 115, page 169 of Mahoning County records of plats.

                                                                B-15

Parcel No. 14

Wolf Creek Substation

Situated in the Township of Sharon, County of Medina and State of Ohio: and known as being a part of lots 6 and 15 in said Township, and bounded and described as follows:

Beginning at the Southwest corner of lot 6; thence North in the center line of Ridge Rd., S.R. 94, a distance of 255.45 feet; thence N. 89°17’ E. a distance of 459.0 feet; thence South a distance of 284.75 feet; thence S. 89°17’ W, a distance of 459.0 feet to the center of Ridge Rd. S.R. 94; thence North in said road a distance of 29.3 feet to the place of beginning, and containing within said boundaries 3.00 acres of land, there being 2.69 acres in lot 6, and .31 of an acre in lot 15, as surveyed by F. G. Randall, Registered Surveyor No. 578, be the same more or less, but subject to all legal highways.

Except restrictions, conditions and easements of record, and zoning ordinances.

                                                                 B-16

Parcel No. 15

Poe Substation

Situated in the Township of Montville, County of Medina, and State of Ohio and being part of Original Lot 61 of said Township and further known as being part of a tract of land conveyed on April 3, 1985 to William G. Vance and Edith E. Vance by Official Record 245, Page 916 of the Medina County Recorder’s Office, described as follows:

Beginning at a ¼ inch bar found 4 inches deep at the centerline intersection of Poe Road, C.H. 71, a 60 foot public right of way, with Wadsworth Road, formerly State Highway 321 now S.R. 57, a variable width public right of way; thence North 00 degrees 53 minutes 41 seconds East along the original centerline tangent of State Route 57 a distance of 817.00 feet to a point; thence North 16 degrees 13 minutes 19 seconds West continuing along the original centerline tangent of said State Route 57 a distance of 330.14 feet to a point; thence North 27 degrees 58 minutes 57 seconds West continuing along the original centerline tangent of said State Route 57 a distance of 258.78 feet to a 5/8 inch rebar 30 inches long with yellow plastic cap marked “Campbell & Assoc., Inc.,” set 160.00 feet left of centerline Station 805+11.87 of Interstate Route 71 as recorded in Plat Book 7, Page 99 as Med-S.R.1, of the Medina County Recorder’s Office and the true point of beginning;

Thence North 27 degrees 58 minutes 57 seconds West continuing along the original centerline tangent of said State Route 57 a distance of 19.73 feet to a 5/8 inch rebar 30 inches long with yellow plastic cap marked “Campbell & Assoc., Inc.” set;

Thence North 35 degrees 02 minutes 54 seconds West continuing along the original centerline tangent of said State Route 57 a distance of 500.26 feet to a 2 inch mag nail set in asphalt;

Thence North 53 degrees 46 minutes 28 seconds East a distance of 130.00 feet to a 5/8 inch rebar 30 inches long with yellow plastic cap marked “Campbell & Assoc., Inc.” set, passing through 5/8 inch rebar 30 inches long with yellow plastic cap marked “Campbell & Assoc., Inc.” set at a distance of 54.61 feet;

Thence South 35 degrees 02 minutes 54 seconds East a distance of 230.66 feet to a 5/8 inch rebar 30 inches long with yellow plastic cap marked “Campbell & Assoc., Inc.” set;

Thence North 53 degrees 46 minutes 28 seconds East a distance of 85.85 feet to a 5/8 inch rebar 30 inches long with yellow plastic cap marked “Campbell & Assoc., Inc.” set;

Thence North 25 degrees 09 minutes 05 seconds East a distance of 181.16 feet to a 5/8 inch rebar 30 inches long with yellow plastic cap marked “Campbell & Assoc., Inc.” set;

Thence South 64 degrees 50 minutes 55 seconds East a distance of 175.00 feet to a 5/8 inch rebar 30 inches long with yellow plastic cap marked “Campbell & Assoc., Inc.” set on the westerly limited access right of way of said Interstate Route 71, being 182.86 feet left of Sta. 810+28.61 of centerline of said Interstate Route 71;

Thence South 25 degrees 09 minutes 05 seconds West along said westerly limited access right of way line a distance of 229.75 feet to a 5/8 inch rebar 30 inches long with yellow plastic cap marked “Campbell & Assoc., Inc.” set 160.00 feet left of centerline Station 808+00 of said Interstate Route 71;

Thence South 30 degrees 51 minutes 43 seconds West along the westerly limited access right of way line of said Interstate Route 71 a distance of 288.13 feet to the true point of beginning.

                                                                 B-17

The above described tract of land contains an area of 122,586.9 square feet or 2,8142 acres as surveyed under the direction of Timothy J. Briggs, P.S. 7495, Campbell & Associates, Inc. of Cuyahoga Falls, Ohio in September of 2004.  Basis of bearings is Grid North, Ohio State Plane Coordinate System, North Zone, Nad 83.  Subject to all easements and right of ways of public record or as otherwise legally established.  Of the total acreage 0.7933 acres lie in the right of way of State Route 57.

The Grantors specifically reserve for themselves a portion of the Poe Substation property described below:

Situated in the Township of Montville, County of Medina, and State of Ohio and being part of Original Lot 61 and part of Original Lot 52 of said Township and further known as being part of a tract of land now or formerly conveyed April 3, 1985 to William G. Vance and Edith E. Vance by Official Record 245, Page 916, of the Medina County Recorder’s Records, described as follows:

Beginning at a ¼ inch bar found 4 inches deep at the centerline intersection of Poe Road, C.H. 71 a 60 foot public right of way, with Wadsworth Road, formerly State Highway 321 now state Route 57, a variable width public right of way; thence North 00 degrees 53 minutes 41 seconds East along the original centerline tangent of State Route 57 a distance of 817.00 feet to a point; thence North 16 degrees 13 minutes 19 seconds West continuing along the original centerline tangent of said State Route 57 a distance of 330.14 feet to a point; thence North 27 degrees 58 minutes 57 seconds West continuing along the original centerline tangent of said State Route 57 a distance of 258.78 feet to a 5/8 inch rebar 30 inches long with yellow plastic cap marked “Campbell & Assoc., Inc.” set 160.00 feet left of Station 805+11.87 of Interstate Route 71 stationing as recorded in Plat Book 7, Page 99 as Med – S.R.I of the Medina County Recorder’s Office; thence North 27 degrees 58 minutes 57 seconds West continuing along the original centerline tangent of said State Route 57, a distance of 19.73 feet to a 5/8 inch rebar 30 inches long with yellow plastic cap marked “Campbell & Assoc., Inc.” set; thence North 35 degrees 02 minutes 54 seconds West continuing along the original centerline tangent of said State Route 57 a distance of 437.38 feet to the true point of beginning;

Thence continuing North 35 degrees 02 minutes 54 seconds West continuing along the original centerline tangent of said State Route 57, and the westerly line of a 2.8142 acre parcel a distance of 20.03 feet to a point;

Thence North 51 degrees 44 minutes 36 seconds East a distance of 130.18 feet to a point on a northeasterly line of said 2.8142 parcel;

Thence South 35 degrees 02 minutes 54 seconds East along the northeasterly line of said 2.8142 acre parcel a distance of 20.03 feet to appoint;

Thence South 51 degrees 44 minutes 36 seconds West a distance of 130.18 feet to the true point of beginning;

The above described tract of land contains an area of 2603.5 square feet or 0.0597 acres as surveyed under the direction of Timothy J. Briggs, P.S. 7495, Campbell & Assoc., Inc. of Cuyahoga Falls, Ohio in September of 2004.  Basis of bearings is Grid North, Ohio State Plane Coordinate System, North Zone, Nad 83.  Subject to all easements and right of ways of public record or as otherwise legally established.

                                                                  B-18

Parcel No. 16

Sawburg Substation

Situated in the City of Alliance, County of Stark, and State of Ohio, and being part of Lot 11181 of said City of Alliance, and further known as being a tract of land conveyed to Donald J. McDaniel and James A. Tanner by Instruction 97005344 of the Stark County Deed Records, and further known as being formerly part of Hart Street, a 40 foot public right of way, described as follows:

Beginning at a 1-1/4 inch pipe found at the northeasterly corner of Alliance City Lot No. 10741, the true point of beginning;

1.
thence North 89 degrees 30 minutes 32 seconds West along the southerly line of said former Hart Street and the northerly line of said Alliance City Lot No. 10741 a distance of 199.88 feet to a 5/8 inch rebar with cap set on the easterly line of Klinger Avenue, a 50 foot public right of way;

2.	thence North 00 degrees 00 minutes 49 seconds West along the easterly line of said Klinger Avenue a distance of 40.00 feet to a 5/8 inch rebar with cap set;

3.	thence South 89 degrees 30 minutes 32 seconds East along the northerly line of former Hart Street a distance of 230.82 feet to 5/8 inch rebar with cap set;

4.	thence South 00 degrees 09 minutes 44 seconds West a distance of 40.00 feet to a point on the southerly line of said Hart Street, passing through a ¾ inch pinch pipe found at a distance of 39.90 feet;

5.	thence North 89 degrees 30 minutes 32 seconds West along the southerly line of said Hart Street and the northerly line of part of City Out No. 330 a distance of 30.81 feet to the point of beginning.

The above described tract of land contains an area of 9230.21 square feet or 0.212 acres as surveyed under the direction of Timothy J. Briggs, P.S. 7495, Campbell & Associates, Inc. of Canton and Cuyahoga Falls, Ohio in September of 2005.  Basis of bearings is due North, the easterly line of City Lots 10746, 10745, 10744, 10743, 10742 and 10741 per Instrument No. 97005344 of the Stark County Recorder’s office.  Subject to all easements and right of ways of public record or as otherwise legally established. 5/8 inch rebar to be set as called for upon approval.

Subject to Non-Development Oil & Gas Lease to Everflow Eastern, Inc., recorded in Volume 648, Page 889, of the Stark County Records.

                                                                  B-19

Parcel No. 17

South Avenue Service Building (additional land)
(a/k/a Youngstown Service Building)

PARCEL 1:
Situated in the City of Youngstown, County of Mahoning and State of Ohio:

And known as being Youngstown City Lot No. 6493 formerly part of Sub Lot No. 5 in Pyatt Williamson’s Addition to Youngstown, as shown by the recorded plat of subdivision in Volume 1 of Maps page 191 Mahoning County Records.

Said Youngstown City Lot No. 6493 has a frontage of 36.5 feet on northerly line of Pyatt Street and extends back between parallel lines 145.2 feet on easterly line, 145.2 feet on westerly line and has a rear line of 36.5 feet as appears by said plat.

Subject to a certain perpetual easement and right of way for public highway and road purposes as described in Easement Record Book 9, Page 585 Mahoning County Records, be the same more or less but subject to all legal highways.

Permanent Parcel Number: 53-047-0-652.00

PARCEL 2:
Situated in the City of Youngstown, County of Mahoning and State of Ohio:

And known as being City Lot No. 6492 and being east part of Lot No. 5 as shown in Pyatt Williamson’s Plat of Lots surveyed October 19, 1869 and recorded in Mahoning County Records of Plats, Volume 1 Page 191.  Said Lot No. 6492 hereby conveyed is bounded as beginning at a point in north line of Pyatt Street and west line of City Lot No. 6491; thence north along said west line of City Lot No. 6491 145.24 feet to south line of Outlot No. 341; thence west along said line, 36.43 feet to east line of City Lot No. 6493; thence south along said line, 145.24 feet to north line of Pyatt Street; thence east along said line, 36.43 feet to point of beginning, be same more or less but subject to all legal highways.

Permanent Parcel Number : 53-047-0-653.00

                                                                 B-20

Parcel No. 18

Old Forge Road Substation

Situated in the Township of Brimfield, County of Portage and State of Ohio, and being part of Original Lot No. 56, and further known as being part of a parcel land conveyed to Ronald E. Teck by Document No. 200210977 of the Portage County Recorder’s Records, described as follows:

Beginning at a ¾ inch bar bound at the northwesterly corner of said Original Lot No. 56; thence South 89 degrees 59 minutes 46 seconds East along the northerly line of said Lot No. 56 and the centerline of Old Forge Road, C.H. 82-A, a 60 foot public right of way, a distance of 1276.38 feet to the true point of beginning, witnessed by a 5/8 inch rebar with cap set South 00 degrees 00 minutes 14 seconds West at a distance of 30.00 feet;

Thence continuing South 89 degrees 59 minutes 46 seconds East along the centerline of said Old Forge Road a distance of 150.00 feet to a point witnessed by a 5/8 inch rebar with cap set South 00 degrees 00 minutes 14 seconds West at a distance of 30.00;

Thence South 00 degrees 00 minutes 14 seconds West a distance of 210.00 feet to a 5/8 inch rebar with cap set, passing through said 5/8 inch rebar with cap set at a distance of 30.00 feet;

Thence North 89 degrees 59 minutes 40 seconds West a distance of 150.00 feet to a 5/8 inch rebar with cap set;

Thence North 00 degrees 00 minutes 14 seconds East a distance of 210.00 feet to the true point of beginning passing through said 5/8 inch rebar with cap set at a distance of 180.00 feet;

The above described tract of land contains an area of 31500 square feet or 0.723 acres of which 0.103 acres lies in the public right of way as surveyed under the direction of Timothy J. Briggs, PS 7495, Campbell & Associates, Inc. of Cuyahoga Falls, Ohio in January of 2007.  Basis of bearings is Ohio State Plane Coordinate System NAD 83(1986), 5/8 inch rebar with yellow plastic cap set at corners unless noted.  Subject to all easements and right of ways of public record or as otherwise legally established.

                                                                 B-21